Exhibit 10.2

THIS SUPPLEMENTAL AGREEMENT is made on this January 30, 2026

BETWEEN

TREASURE GLOBAL INC (Registration No. 7908921), a company incorporated in State of Delaware and having an address for service at 276, 5th Avenue Suite, 704 #739 New York, NY 10001 United States (“TGL”) of the one part.

AND

ASTUTE ALL ADVISORY LTD (BVI Registration No.2162272) a company incorporated under the laws of British Virgin Islands and having an address for service at 171 Tras Street #04-175 Union Building Singapore 079025 (“AA”) of the other part.

[the TGL and AA may individually be referred to as the “Party” and collectively as the “Parties”]

RECITALS:

(A)	The Parties entered into Management Consultancy Agreement dated 23 October 2025 relating to the management and business strategy services to be provided by AA to the TGL (“Principal Agreement”).

(B)	The Parties are desirous to enter into this Supplemental Agreement to amend the Principal Agreement subject to the terms and conditions hereinafter contained.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	SUPPLEMENTAL AGREEMENT

1.1	This Supplemental Agreement is supplemental to and shall be read and construed as an integral part of the Principal Agreement.

1.2	Save and subject to the following clauses and variations in this Supplemental Agreement and such other alterations, if any, as may be necessary to make the Principal Agreement consistent with this Supplemental Agreement, the Principal Agreement and this Supplemental Agreement shall be read together and construed and be enforceable as if the terms of this Supplemental Agreement were inserted therein by way of additional or substitution as the case may be.

1.3	All the clauses of the Principal Agreement shall remain the same and be in full force and effect as between the Parties hereto.

1.4	In the event of any conflict or inconsistency between the provisions of the Principal Agreement and this Supplemental Agreement, the provision of this Supplemental Agreement shall prevail to the extent of such inconsistency.

1.5	The Principal Agreement and this Supplemental Agreement shall contain the entire understanding between the Parties made thereto with respect to the subject matter hereof and shall supersede all prior agreement, understanding, inducement, representation or conditions, express or implied, oral or written.

2.	DEFINITION

2.1	Unless otherwise defined in this Supplemental Agreement, all capitalised terms used herein shall have the same meaning ascribed in the Principal Agreement. This Supplemental Agreement shall be construed in accordance with the interpretation provisions set out in the Principal Agreement, which are hereby incorporated by reference.

3.	AMENDMENT OF CLAUSE 4.5 OF THE PRINCIPAL AGREEMENT

3.1	The Parties hereby agree to remove and delete the clause entirely.

4.	GOVERNING LAW

4.1	This Supplemental Agreement shall be governed by and construed in accordance with the laws of Malaysia.

5.	COUNTERPARTS

5.1	This Supplemental Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

6.	ENTRY INTO FORCE

6.1	This Supplemental Agreement shall enter into force upon signature by the Parties.

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IN WITNESS WHEREOF the Parties have set their hands on the date and year first above written.

SIGNED BY for and on behalf of TREASURE GLOBAL INC (Registration No. 7908921)

/s/ Carlson Thow
	Name:	Carlson Thow
	Designation:	Chief Executive Officer

SIGNED BY for and on behalf of ASTUTE ALL ADVISORY LTD (BVI Registration No. 2162272)

/s/ Jaylvin Chan
	Name:	Jaylvin Chan
	Designation:	Director

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